UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2006

AVOCENT CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30575	91-2032368
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4991 CORPORATE DRIVE	HUNTSVILLE, AL 35805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(256) 430-4000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2006, Avocent Corporation entered into a Credit Agreement with Regions Bank for a $250,000,000 unsecured five-year revolving bank line of credit. The Credit Agreement bears an initial interest rate of LIBOR plus 112.5 basis points, and is guaranteed by the Company’s domestic subsidiaries. The agreement also contains representations, warranties, and covenants customarily found in similar financings. The Credit Agreement is incorporated herein by reference and is filed as Exhibit 99.18 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

On June 16, 2006, Avocent Corporation entered into a Credit Agreement with Regions Bank for a $250,000,000 unsecured five-year revolving bank line of credit. The Credit Agreement bears an initial interest rate of LIBOR plus 112.5 basis points, and is guaranteed by the Company’s domestic subsidiaries. The agreement also contains representations, warranties, and covenants customarily found in similar financings. On June 19, 2006, the Company drew down $10,000,000 under the Credit Agreement. The Credit Agreement is incorporated herein by reference and is filed as Exhibit 99.18 hereto.

Item 7.01 Regulation FD Disclosure.

On June 16, 2006, the Board of Directors of Avocent Corporation approved an expanded stock repurchase program for up to 3,000,000 additional shares of the Company’s common stock. The Company expects the shares repurchased under this program to fund a portion of the stock component of its announced acquisition of LANDesk Group Limited. A press release announcing the Credit Agreement and the expanded stock repurchase program is incorporated herein by reference and is furnished as Exhibit 99.17 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.17	Press Release Issued June 19, 2006
99.18	$250,000,000 Credit Agreement dated June 16, 2006, among Avocent Corporation, the Guarantors Party thereto, the Lenders Party thereto, and Regions Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVOCENT CORPORATION

Date: June 20, 2006	By:	/s/ Edward H. Blankenship
Edward H. Blankenship
Senior Vice President of Finance, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.17	Press Release Issued June 19, 2006
99.18	$250,000,000 Credit Agreement dated June 16, 2006, among Avocent Corporation, the Guarantors Party thereto, the Lenders Party thereto, and Regions Bank